Exhibit 99.1

VIASPACE INC. APPOINTS DR. SANDEEP GULATI TO BOARD OF DIRECTORS

PASADENA, CA.—June 27, 2005—VIASPACE Inc. (OTCBB:VSPC), a spin-off of Caltech/NASA’s Jet Propulsion Laboratory that transforms proven space and defense technologies into hardware and software products that solve today’s complex problems, announced today the appointment of Dr. Sandeep Gulati to the company’s Board of Directors. The announcement was made by Dr. Carl Kukkonen, CEO of VIASPACE Inc.

Dr. Sandeep Gulati was the former Head of the Ultracomputing Technologies Group at NASA’s Jet Propulsion Lab in Pasadena, CA. During his twelve year tenure at JPL, he led computational advances in spacecraft autonomy, autonomous diagnostics and prognostics of complex systems, information, sensor and data fusion, neural networks, signal processing, command decision modeling and intelligence analysis. Under his leadership the Ultracomputing Technologies Group focused on cutting-edge research in ultrascale computational technologies, such as quantum computing, biocomputing, and their applications to next generation spacecraft design and operations. Dr. Gulati was JPL Principal Scientist on a number of basic and applied R&D programs of national relevance such as DOD’s Joint Strike Fighter (JSF), NASA’s Reusable Launch Vehicle, oil industry’s DeepLook consortium, next generation War Fighter Simulation, predictive intelligence capability for Army Battlefield Command System (ABCS), and airborne subsurface imaging for cleanup of formerly used contaminated defense sites. He collaborated on strategic programs with Lockheed Martin, Boeing, Northrop Grumman, McDonnell Douglas, Rockwell, Pratt & Whitney, and NASA Centers (MSFC, GSFC, LeRC, LaRC, ARC, KSFC).

Also, Dr. Gulati is a co-founder and Chief Science Officer of ViaLogy Corp., incubated by VIASPACE, and co-founder of Arroyo Sciences, now a wholly owned subsidiary within VIASPACE. At ViaLogy Corp. Dr. Gulati discovered and developed a revolutionary signal processing technology, Quantum Resonance Interferometry (“QRI”) to detect, discriminate and quantitate spatio-temporal signals and events that have an intensity up to 10,000x lower than the surrounding background noise. He commercialized the first application in analysis of DNA microarrays for diagnostics, gene expression, toxicogenomics and SNP detection and subsequently extended it to DNA sequencing, protein expression, mass spectrometry and biomarker discovery. Dr. Gulati deployed the first fully automated web-based end-to-end microarrays analysis service (VMAxS) in partnership with IBM, HP and Intel. Dr. Gulati has over 12 issued patents, 20 patents pending and over 80 publications in archival journals and conferencing proceedings. He has consulted extensively with the financial services, entertainment, aerospace and networking companies in the area of control, process automation and performance modeling. He has an MBA in from Pepperdine University in Malibu, CA (’91), B. Tech in Computer Science from Indian Institute of Technology, New Delhi (’86) and a PhD in Computer Science from Louisiana State University (’90).

Regarding the appointment, Dr. Kukkonen stated, “Dr. Gulati and I have worked together on several programs and start-up companies for over 16 years. He is a valuable addition to our Board of Directors. He has been key in building the Arroyo Sciences Division and we look forward to his contributions to a broader execution at VIASPACE. Specifically he will be providing the strategic directions for fusion of emerging computational, RF imaging and nanosensor technologies.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from Caltech/NASA’s Jet Propulsion Laboratory into hardware and software solutions that solve today’s complex problems, VIASPACE has strong strategic relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations (888) 359-9558 or IR@VIASPACE.com, or Public Relations PR@VIASPACE.com.
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Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

ON BEHALF OF THE BOARD

VIASPACE Inc.

Dr. Carl Kukkonen-CEO